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                                                                     EXHIBIT 5.1



                      [DOW, LOHNES & ALBERTSON LETTERHEAD]

                                December 21, 2001

Triton PCS, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

Ladies and Gentlemen:

         We are acting as special counsel to Triton PCS, Inc., a Delaware corporation (the "Issuer"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuer's 8 3/4% Senior Subordinated Notes due 2011 (the "Exchange Notes") and the related guarantees (the "Guarantees") of the Exchange Notes issued by subsidiaries (the "Guarantors") of the Issuer. The Exchange Notes are to be offered in exchange (the "Exchange Offer") for the Issuer's outstanding 8 3/4% Senior Subordinated Notes due 2011 (the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of November 14, 2001 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

         In connection with the foregoing registration, we have only examined originals or copies of (i) the Registration Rights Agreement, dated as of November 14, 2001 (the "Registration Rights Agreement"), by and among the Issuer, the Guarantors and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston Corporation, Dresdner Kleinwort Wasserstein - Grantchester, Inc., Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, NatCity Investments, Inc., Salomon Smith Barney Inc., Scotia Capital Markets (USA) Inc., SunTrust Capital Markets, Inc. and TD Securities (USA) Inc., (ii) the Indenture, (iii) the Registration Statement and
(iv) the resolutions of the Issuer and of the Guarantors relating to Old Notes, the Exchange Notes and the Exchange Offer. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due, valid and binding execution and delivery of all documents by parties other than the Issuer. As to any facts relevant to the opinions expressed herein, we have relied solely upon statements and representations of officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).

         As to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto, and the
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Triton PCS, Inc.
December 21, 2001
Page 2


Delaware General Corporation Law. We advise you that we are not admitted to practice law in the State of New York, and we do not purport to be experts in the laws of the State of New York. Our opinions are given as if the Indenture were governed by the laws of the District of Columbia. You recognize that the express terms of the Indenture provide that the Indenture is to be governed by the law of the State of New York, which may be different from the law of the District of Columbia in certain relevant respects.

         Based upon the foregoing and subject to the other qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. The Exchange Notes have been duly authorized and, when executed by the proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the provisions of the Indenture, against surrender and cancellation of a like aggregate principal amount of Old Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

         2. Each of the Guarantees has been duly authorized and, when executed by the proper officers of the respective Guarantors, duly authenticated by the Trustee and issued by the respective Guarantors in accordance with the provisions of the Indenture and upon due execution, authentication and delivery of the Exchange Notes by or on behalf of the Issuer, will constitute the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         The opinions set forth above are subject to the following additional exceptions, limitations and qualifications:

         (i) The enforceability of agreements, documents and instruments is subject to (a) bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or transfer and other laws relating to or affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law.

         (ii) No opinion is expressed concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws,
(b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

         (iii) We express no opinion as to any state or local statutes, laws, rules or regulations relating to the regulation of telecommunications.
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Triton PCS, Inc.
December 21, 2001
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         (iv)  We express no opinion as to the effect of any provisions of the law restricting dividends or other distributions by a corporation or other entity or for the benefit of its stockholders or other equity holders.

         (v)   We assume value has been given to each of the Guarantors.

         To the extent that the obligations of the Issuer and the Guarantors under the Indenture, the Exchange Notes and the Guarantees, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture; and (d) has duly authorized, executed and delivered the Indenture; (ii) the Indenture is the legally valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations. We have also assumed, with your consent, that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion.

         This opinion is furnished to you solely for your benefit in connection with the Exchange Offer and is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be relied upon by any other person, without our express prior written permission.

                                         Very truly yours,

                                         DOW, LOHNES & ALBERTSON, PLLC


                                         By:   /s/ Thomas D. Twedt
                                            ------------------------------------
                                               Thomas D. Twedt
                                               Member